Exhibit 99.1

NEWS RELEASE

HECLA REPORTS RECORD SILVER PRODUCTION OF 11.6 MILLION OUNCES AND MORE THAN 189,000 OUNCES OF GOLD

FOR IMMEDIATE RELEASE

January 12, 2016

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced preliminary silver and gold production results¹ for the fourth quarter and full year 2015 that exceeded the Company’s expectations. The results are due to strong performance from all three mines. In addition, the newly developed San Sebastian Mine in Mexico commenced commercial production late in the fourth quarter.

2015 HIGHLIGHTS

●	Silver production of 11.6 million ounces, a Company record and exceeding guidance of 10.5-11 million ounces.

●	Gold production of 189,162 ounces, exceeding guidance of 185,000 ounces.

●	37.5 million silver equivalent ounces of production, a 9% increase over 2014 and 63% increase over 2013 levels, exceeding guidance of 35 million ounces.[2]

●	San Sebastian began producing silver and gold late in the fourth quarter.

“Despite a difficult metals market, Hecla’s production continues to grow, setting the 2nd consecutive annual silver production record,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “All three mines exceeded guidance and San Sebastian has begun production. We are continuing to see results from our strategy of investing in production growth, causing our silver equivalent production to be the most in our 125-year history. This growth, along with cost controls and focused investment, puts Hecla in a good position now and when metals prices rebound.”

Greens Creek

Greens Creek’s annual silver production of 8.5 million ounces was the highest since 2007 when the annual tonnage was 11% lower and the grade was 13% higher (Hecla acquired 100% of the mine in 2008), and exceeded 2014 production by more than 600,000 ounces. Greens Creek’s fourth quarter production of 2.6 million ounces of silver was 4.4% higher than the fourth quarter 2014 production of 2.5 million ounces, and production of 17,198 ounces of gold was 12.5% higher than the fourth quarter 2014 production of 15,289 ounces. The mill operated at an average of 2,231 tons per day (tpd) in 2015.

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)

Silver equivalent calculation based on average actual price for each metal in the respective year. Guidance calculation based on the following prices: $17.25 for Ag, $1,225 for Au, $0.90 for Pb, and $1.00 for Zn.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Lucky Friday

Lucky Friday posted a strong increase in silver production over the fourth quarter as the new ventilation system enabled normal operations to resume. Lucky Friday’s fourth quarter production of 985,698 ounces of silver was 32.2% higher than the fourth quarter 2014 production of 745,766 ounces. Annual production of 3.0 million ounces of silver was 6.5% lower than the prior year. The mill operated at an average of 815 tpd in 2015.

Casa Berardi

Casa Berardi’s fourth quarter production of 42,282 ounces of gold was 7.4% higher than the fourth quarter 2014 production of 39,385 ounces, and represented the highest quarterly production since Hecla acquired the mine on June 1, 2013. Annual gold production was 127,891, a 0.3% reduction over the prior year. The mill operated at an average of 2,313 tpd in 2015.

San Sebastian

San Sebastian began processing ore on December 10, and produced its first doré on December 22. The mine produced 75,552 ounces of silver and 705 ounces of gold at year end.

	Fourth Quarter Ended			Twelve Months Ended
	December 31, 2015	December 31, 2014		December 31, 2015	December 31, 2014
PRODUCTION			Increase			Increase
Silver	3,638,184 oz.	3,213,096 oz.	13.2%	11,585,477 oz.	11,090,506 oz.	4.5%

Gold	60,185 oz.	54,674 oz.	10.1%	189,162 oz.	186,998 oz.	1.2%

Lead	11,439 tons	9,788 tons	16.9%	39,965 tons	40,256 tons	(0.7)%

Zinc	19,036 tons	17,219 tons	10.6%	70,073 tons	67,970 tons	3.1%

Greens Creek	2,568,025 silver oz.	2,459,092 silver oz.	4.4%	8,452,153 silver oz.	7,826,341 silver oz.	8.0%

Greens Creek	17,198 gold oz.	15,289 gold oz.	12.5%	60,566 gold oz.	58,754 gold oz.	3.1%

Lucky Friday	985,698 silver oz.	745,766 silver oz.	32.2%	3,028,134 silver oz.	3,239,151 silver oz.	(6.5)%

Casa Berardi	42,282 gold oz.	39,385 gold oz.	7.4%	127,891 gold oz.	128,244 gold oz.	(0.3)%

San Sebastian	75,552 silver oz.[1]	--		75,552 silver oz.[1]	--

(1) San Sebastian produced its first doré on December 22, 2015.

Hecla expects to report fourth quarter and 2015 financial results and expectations for 2016 on February 23, 2016.

MANAGEMENT CHANGE

Robert Brown has been appointed as Vice President - Corporate Development, following the retirement of Don Poirier.

“We want to thank Don for his significant contributions to Hecla over the last eight years. Don leaves a much stronger Hecla as a result of transformative acquisitions that have helped us weather the current price environment and provided exploration and operating potential that should give shareholders significant value well into the future. We wish him well in his retirement,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “In this environment we see opportunities for corporate and asset transactions, so we welcome Rob to the team.”

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Prior to being appointed Vice President - Corporate Development, Robert Brown, a geologist with an MBA, served as an advisor to Hecla since March 2015. His more than 20 years of corporate development and analyst roles have been with Barrick Gold, Fortuna Silver and Yorkton Securities.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in six world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's fourth quarter and 2015 operating results contained in this news release, including cash on hand, are preliminary and reflect the Company’s expected fourth quarter and 2015 results as of the date of this news release. Actual reported fourth quarter and full year 2015 results are subject to management's final review as well as review by the Company's independent registered public accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of annual silver production for 2015 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, annual gold production for 2015 at Casa Berardi and fourth quarter 2015 production. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com